Exhibit 99.1

MPF PROGRAM

STOCK-INVESTMENT REQUIREMENT

April 18, 2008

TO: All Members

The board of directors of the Federal Home Loan Bank of Boston (the Bank) has voted to adjust the activity-based stock-investment requirement for loans that members sell to the Bank under the Mortgage Partnership Finance® (MPF®) program to 4.50 percent. The adjustment to the activity-based stock-investment requirement will support future growth in the Bank’s MPF portfolio.

Effective June 1, 2008, the 4.50 percent activity-based stock-investment requirement will affect outstanding balances for loans funded under MPF master commitments entered into, or amended from, April 18, 2008, forward. Loans funded pursuant to MPF master commitments prior to April 18, 2008, will continue to be subject to the activity-based stock-investment requirement that applied prior to April 18, 2008.

For more information about this change, please contact Paul Pouliot (617-292-9641), Bill Dolan (617-292-9691), or Mark Sullivan (617-292-9672) of our MPF staff, or your relationship manager.

Sincerely,

M. Susan Elliott

Executive Vice President

Member Services

“Mortgage Partnership Finance” and “MPF” are registered trademarks of the Federal Home Loan Bank of Chicago